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                                                                    EXHIBIT 23.3

PricewaterhouseCoopers [LOGO]




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 8, 2000 relating to the financial statements, which appears in IOS Capital, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
June 6, 2001